POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Kathleen Stafford, Henry Fuchs and Lloyd Davies, signing individually, the undersigned's true and lawful attorneys-in
-fact and agents to:

  (1) execute for and on behalf
of the undersigned, an officer, director or holder of 10% of more of a registered class of securities of
IntraBiotics Pharmaceuticals, Inc.
(the "Company"), Forms 3, 4 and 5
in accordance with Section 16(a) of the
Securities Exchange Act of
1934, as amended (the "Exchange Act") and the rules thereunder;

  (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3,
4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

  (3) take any other action of any nature
whatsoever in connection with
the foregoing which, in the opinion of
such attorney-in-fact, may be of
benefit, in the best interest of, or
legally required by, the undersigned,
it being understood that the
documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants
to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall
remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file
Forms 3, 4 and 5 with respect
to the undersigned's holdings of and
transactions in securities issued
by the Company, (b) revocation by the
undersigned in a signed writing
delivered to the foregoing
attorneys-in-fact or (c) as to any
attorney-in-fact individually, until
such attorney-in-fact shall no
longer be employed by the Company .
IN WITNESS WHEREOF, the undersigned
has caused this Power of Attorney to
be executed as of this 16th day of
November, 2004.


/s/Kathleen Stafford